UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2005

On Assignment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26651 West Agoura Road, Calabasas, California		91302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (818) 878-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Agreement

On March 28, 2005, the Compensation Committee of the Board of Directors of On Assignment approved 2004 bonus payments to its named executive officers in the following amounts:  Mr. Peter T. Dameris, Chief Executive Officer and President, $47,000; Mr. Michael J. Holtzman, Senior Vice President, Finance and Chief Financial Officer, $38,000; Mr. Shawn Mohr, President, Healthcare Staffing and Chief Sales Officer, $42,000; Mr. Emmett McGrath, President, Lab Support U.S., $50,000; Mr. Michael C. Payne, Senior Vice President, Shared Services and Chief Information Officer, $20,000.  All of the bonus awards were discretionary except for Mr. McGrath’s bonus, which was pursuant to the terms of his employment agreement.

On March 31, 2005, the Compensation Committee adopted and approved the On Assignment, Inc. Executive Incentive Compensation Plan (the “EIC Plan”).  Under the EIC Plan, certain of the Company’s employees, including its executive officers, as determined by the Compensation Committee from time to time, shall be entitled to earn cash bonus compensation based upon the achievement of specified objectives relating to the Company and to each individual participant.  Each EIC Plan participant may be eligible to receive a target bonus (the “Target Bonus”) and a maximum bonus (the “Maximum Bonus”) calculated by multiplying the participant’s base salary by a percentage value assigned to such participant.  The Compensation Committee, which administers the EIC Plan, will establish the performance goals and objectives for the EIC Plan at the beginning of each fiscal year.  Following the end of each fiscal year, the Committee will determine the extent to which the performance goals and objectives were attained.  Based upon this assessment, the Committee will award each eligible participant in the EIC Plan a bonus award in an amount equal to a percentage of such participant’s Target Bonus and Maximum Bonus.  The Committee also may award a discretionary bonus in an amount greater than the amount earned by such participant under the EIC Plan.  The foregoing description of the EIC Plan does not purport to be complete and is qualified in its entirety by reference to the EIC Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On March 31, 2005, the Compensation Committee established 2005 target and maximum bonuses and performance goals under the EIC Plan for Messrs. Dameris, Holtzman, Mohr, McGrath, and Payne.  Mr. Dameris is eligible for a Target Bonus of up to 60% of his annual base salary and a Maximum Bonus of up to an additional 60% of his annual salary.  Each of Messrs. Holtzman, Mohr, and McGrath is eligible for a Target Bonus of up to 50% of his annual base salary and a Maximum Bonus of up to an additional 50% of his annual base salary.  Mr. Payne is entitled to a Target Bonus of up to 35% of his annual base salary.

The Target Bonuses for Messrs. Dameris and Holtzman will be based on the Company’s performance related to (i) 2005 consolidated revenue and (ii) 2005 earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the Company.  The Target Bonus for Mr. Mohr will be based on the Company’s performance related to (i) 2005 revenues for the Healthcare Staffing line of business and (ii) 2005 EBITDA for the Company.  The Target Bonus for

Mr. McGrath will be based on the Company’s performance related to (i) 2005 revenues for the Lab Support U.S. line of business and (ii) 2005 EBITDA for the Company.  Each of Messrs. Dameris, Holtzman, Mohr, and McGrath will be entitled to all or a portion of his Maximum Bonus if the Company achieves EBITDA objectives that are higher than the EBITDA objectives applicable to his Target Bonus.  The Target Bonus for Mr. Payne will be based on the Company’s performance against the Company’s (i) 2005 information technology expense budget and (ii) 2005 capital expenditure budget.  Mr. Payne is not eligible for a Maximum Bonus under the Plan.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Description

10.1	On Assignment, Inc. Executive Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: March 31, 2005	/s/ Peter T. Dameris
Peter T. Dameris
Chief Executive Officer and President